Exhibit 99.1

Gaia Reports Third Quarter 2026 Financial Results

BOULDER, CO – November 2, 2026 - Gaia, Inc. (NASDAQ: GAIA), a conscious media and community company, reported financial results for the third quarter ended September 30, 2026.

“Our third quarter results reflect the successful completion of the reset we announced at the beginning of March—a deliberate move to reduce our revenue reliance on third parties and lower ARPU regions,” said Kiersten Medvedich, Chief Executive Officer of Gaia. “As part of this shift to prioritize long-term value, we have largely eliminated discounting, with the sole exception of returning members acquired without meaningful marketing spend. We are already seeing traction from these disciplined choices, with member churn rate improving by more than 20% from the first to the third quarter. We remain confident that this focus on the quality of our direct member base is building a stronger, more sustainable foundation.”

Gaia CFO, Ned Preston, stated: “Over the last 60 days, our revenue has stabilized at a quarterly run rate around $21.0 million. We have compensated for this lower revenue by effectively reducing expenses, which has allowed our annualized gross profit per employee to continue growing to $827,000. As predicted, we expect to return to positive free cash flow during the fourth quarter, resuming the trend of nine consecutive quarters of positive free cash flow we delivered prior to our March reset.”

Third Quarter 2026 Financial Results

Revenue decreased 12% to $22.0 million, compared to $25.0 million in the third quarter of 2025. The decrease primarily reflected the decision to reduce acquisition of lower ARPU members and prioritize direct subscribers, which have historically demonstrated lower churn.

Gross margin was 85.2% compared to 86.4% a year ago, primarily attributable to lower revenue, while content-related amortization remained relatively consistent.

Net loss was $(3.0) million, or $(0.12) per share, versus $(1.2) million or $(0.05) per share, in the third quarter of 2025.

Gaia’s cash balance as of September 30, 2026, was $7.1 million.

Conference Call

Date: Monday, November 2, 2026

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: 1-877-269-7751

International dial-in number: 1-201-389-0908

Conference ID: 13763050

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via ir.gaia.com.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 16, 2026.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13763050

About Gaia

Gaia is a member-supported global video streaming service and community that produces and curates conscious media through four primary channels—Seeking Truth, Transformation, Alternative Healing and Yoga—in four languages (English, Spanish, French and German) to its members in 185 countries. Gaia’s library includes over 10,000 titles, over 90% of which is exclusive to Gaia, and approximately 75% of viewership is generated by content produced or owned by Gaia. Gaia is available on Apple TV, iOS, Android, Roku, Chromecast, and sold through Amazon Prime Video and Comcast Xfinity. For more information about Gaia, visit www.gaia.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward looking statements that involve risks and uncertainties. When used in this discussion, we intend the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “strive,” “target,” “will,” “would” and similar expressions as they relate to us to identify such forward-looking statements. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under “Risk Factors” and elsewhere in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2025. Risks and uncertainties that could cause actual results to differ include, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively, including for customer engagement with different modes of entertainment; maintenance and expansion of device platforms for streaming; fluctuation in customer usage of our service; fluctuations in quarterly operating results; service disruptions; production risks; general economic conditions; future losses; loss of key personnel; price changes; brand reputation; acquisitions; new initiatives we undertake; security and information systems; legal liability for website content; failure of third parties to provide adequate service; future internet-related taxes; our founder’s control of us; litigation; consumer trends; the effect of government regulation and programs; the impact of public health threats; and other risks and uncertainties included in our filings with the Securities and Exchange Commission. We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our views only as of the date of this press release. We undertake no obligation to update any forward-looking information.

Company Contact:

Ned Preston

Chief Financial Officer

Gaia, Inc.

Investors@gaia.com

Investor Relations:

Gateway Group, Inc.

Cody Slach

(949) 574-3860

GAIA@gateway-grp.com

GAIA, INC.

Condensed Consolidated Balance Sheets (unaudited)

	September 30,	December 31,
(in thousands, except share and per share data)	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$7,104	$13,540
Accounts receivable	6,364	5,437
Prepaid expenses and other current assets	4,076	3,527
Total current assets	17,544	22,504
Media library, net	39,165	39,133
Operating right-of-use asset, net	8,297	8,836
Property and equipment, net	28,767	26,963
Technology license, net	14,137	14,743
Investments and other intangible assets, net	8,329	8,488
Goodwill	33,982	33,982
Total assets	$150,221	$154,649
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$11,472	$15,224
Accrued and other liabilities	4,324	3,396
Long-term debt, current portion	227	227
Operating lease liability, current portion	660	614
Deferred revenue	17,382	18,502
Total current liabilities	34,065	37,963
Revolving line of credit, net of current portion	7,000	—
Long-term debt, net of current portion	5,281	5,452
Operating lease liability, net of current portion	8,003	8,501
Deferred taxes, net	647	603
Total liabilities	54,996	52,519
Shareholder's equity:
Class A common stock, $0.0001 par value, 150,000,000 shares authorized, 20,172,598 and 19,709,325 shares issued, 20,026,793 and 19,562,520 shares outstanding at September 30, 2026 and December 31, 2025, respectively	2	2
Class B common stock, $0.0001 par value, 50,000,000 shares authorized, 5,400,000 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	1	1
Additional paid-in capital	184,900	183,393
Treasury stock at cost: 146,805 shares as of September 30, 2026 and December 31, 2025	(525)	(525)
Accumulated deficit	(102,224)	(94,922)
Total Gaia, Inc. shareholders’ equity	82,154	87,949
Noncontrolling interests	13,071	14,181
Total equity	95,225	102,130
Total liabilities and equity	$150,221	$154,649

Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025

Revenues, net	$22,031	$24,984	$69,674	$73,456
Cost of revenues	3,263	3,410	10,091	9,629
Gross profit	18,768	21,574	59,583	63,827
Operating Expenses:
Selling and operating	19,636	20,578	61,236	61,233
Corporate, general and administration	2,082	2,237	5,941	7,043
Total operating expenses	21,718	22,815	67,177	68,276
Loss from operations	(2,950)	(1,241)	(7,594)	(4,449)
Interest and other income, net	(131)	22	(145)	9
Loss before income taxes	(3,081)	(1,219)	(7,739)	(4,440)
Income tax expense	33	12	60	61
Loss from continuing operations	$(3,114)	$(1,231)	$(7,799)	$(4,501)
Loss from discontinued operations	—	(63)	—	(59)
Net loss	$(3,114)	$(1,294)	$(7,799)	$(4,560)
Net loss attributable to noncontrolling interests	$(96)	$(141)	$(497)	$(592)
Net loss attributable to common shareholders	$(3,018)	$(1,153)	$(7,302)	$(3,968)

Loss per share:
Basic (attributable to common shareholders)	$(0.12)	$(0.05)	$(0.29)	$(0.16)
Diluted (attributable to common shareholders)	$(0.12)	$(0.05)	$(0.29)	$(0.16)

Weighted-average shares outstanding:
Basic	25,019	25,044	25,011	24,805
Diluted	25,019	25,044	25,011	24,805

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025

Net cash (used in) provided by:
Net cash (used in) provided by operating activities	$(4,062)	$326	$(7,948)	$3,908
Net cash used in investing activities	(2,489)	(3,927)	(6,625)	(6,361)
Net cash provided by financing activities	8,383	3,839	8,137	10,755
Net change in cash and cash equivalents	$1,832	$238	$(6,436)	$8,302